                                                                                                                                EXHIBIT 10.3

EXECUTION COPY

OMNIBUS AMENDMENT TO
NOTE PURCHASE AND
PRIVATE SHELF AGREEMENTS

THIS OMNIBUS AMENDMENT (this “Amendment”) TO EACH OF THAT CERTAIN Note Purchase and Private Shelf Agreement, dated as of March 21, 2001 (as amended by that certain Amendment, dated as of March 21, 2004, and as the same may be further amended, supplemented or otherwise modified from time to time, the “2001 Note Agreement”), between The Prudential Insurance Company of America (“Prudential”), Movado Group, Inc., a New York corporation (the “Company”), and the other Purchasers (as defined in the 2001 Note Agreement, the “2001 Purchasers”) party thereto AND THAT CERTAIN Note Purchase and Private Shelf Agreement, dated as of November 30, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the “1998 Note Agreement”; each of the 1998 Note Agreement and the 2001 Note Agreement a “Note Agreement” and, collectively, the “Note Agreements”; capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the respective Note Agreement) between Prudential, the Company and the other Purchasers (as defined in the 1998 Note Agreement, the “1998 Purchasers” and, collectively with the 2001 Purchasers, the “Purchasers”) party thereto IS ENTERED INTO as of June 5, 2008, by the Purchasers and the Company.

WHEREAS, the Company and the Purchasers party thereto have executed and delivered the respective Note Agreements;

WHEREAS, Movado Retail Group, Inc., a New Jersey corporation and successor by merger with SwissAm, Inc. (“MRG”), and Movado LLC, a Delaware limited liability company (“Movado LLC”, and together, with MRG, the “Guarantors”), have each guaranteed the obligations of the Company under the respective Note Agreements; and

WHEREAS, the Company has requested the amendment of certain provisions of each Note Agreement, and the respective Purchasers have indicated their willingness to agree to such amendments subject to certain limitations and conditions, as provided for herein;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to 2001 Note Agreement.                                                                                     The 2001 Purchasers and the Company hereby agree as follows:

(a) The 2001 Note Agreement is hereby amended by amending and restating Paragraph 2A(1) in its entirety as follows:

“2A(1). Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”.  At any time, $70,000,000.00, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available facility Amount” at such time.  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.  NOTWITHSTANDING THE WILLINGNESS OF THE COMPANY TO CONSIDER SALES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT THE COMPANY SHALL NOT BE OBLIGATED TO MAKE OFFERS TO SELL SHELF NOTES, OR TO REQUEST RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC SALES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY THE COMPANY.”

(b) The 2001 Note Agreement is hereby amended by deleting the text in clause (i) of Paragraph 2A(2) and replacing it with the following text in its entirety:  “June 5, 2011”.

(c) The 2001 Note Agreement is hereby amended by amending and restating Paragraph 5K(2) in its entirety as follows:

“5K(2).  The Company covenants that if at any time after the date of this Agreement any Domestic Subsidiary guarantees or provides collateral in any manner for any Indebtedness of the Company under the Credit Agreement, it will simultaneously cause such Domestic Subsidiary to guarantee or provide such collateral for the notes equally and ratably with all indebtedness guaranteed or secured by such Domestic Subsidiary for so long as such Indebtedness is guaranteed and pursuant to a guarantee substantially in the form of Exhibit D hereto, together with an opinion of counsel substantially in the form of paragraphs 1, 3 and 4 of Exhibit E-1 hereto.  Upon the execution and delivery of such guarantee, such Domestic Subsidiary shall become a Subsidiary Guarantor.”

(d) The 2001 Note Agreement is hereby amended by amending and restating Paragraph 6A in its entirety as follows:

“6A           Intentionally Omitted.”

(e) The 2001 Note Agreement is hereby amended by amending and restating Paragraph 6C in its entirety as follows:

“6C           Maintenance of Average Debt Coverage Ratio.  The Company shall not permit, as of the last day of any fiscal quarter of the Company, the Average Debt Coverage Ratio for the period of four consecutive fiscal quarters ending on such day to be greater than 3.25 to 1.0.”

(f) The 2001 Note Agreement is hereby amended by amending and restating Paragraph 6D in its entirety as follows:

“6D           Limitations on Priority Debt.  The Company covenants that it will not permit, at any time, Priority Debt to exceed 20% of Consolidated Total Capitalization.”

(g) The 2001 Note Agreement is hereby amended by amending the flush language at the end of Paragraph 6E to read in its entirety as follows:

“provided, that at the time of such merger, consolidation, sale, transfer or disposition and after giving effect thereto there shall exist no Default or Event of Default; and provided, further, that in the case of the transactions described in clause (iv) above, (a) if such continuing, surviving or acquiring corporation is a corporation organized under the laws of Canada, the United Kingdom, Switzerland or any local governmental authority of any of the aforesaid jurisdictions, provision satisfactory to the Required Holders shall be made in respect of any tax issues arising out of such transaction and (b) the Company shall have delivered to the holders of the Notes an opinion of counsel satisfactory to the Required Holders and an Officer’s Certificate each to the effect that the foregoing provisions have been complied with.”

(h)  The 2001 Note Agreement is hereby amended by amending Paragraph 6K to delete the phrase “and the Company could not incur an additional $1 of Funded Debt pursuant to the provisions of paragraph 6C(iv)”.

(i) The 2001 Note Agreement is hereby amended by amending Paragraph 6L to replace “2.50” with “3.50”.

(j) The 2001 Note Agreement is hereby amended by amending Paragraph 7A by amending and restating clause (xvi) thereof in its entirety as follows:

“(xvi) if at any time the capital stock of the Company owned by the Grinberg Group represents less than 25% of the voting power of (x) all outstanding capital stock of the Company and (y) all outstanding securities and rights that are then convertible into or exchangeable for capital stock of the Company or upon the exercise of which capital stock of the Company will be issued in respect of such securities or rights;”

(k) The 2001 Note Agreement is hereby amended by amending Paragraph 10B by adding the following definitions in their appropriate alphabetical order:

““Average Debt Coverage Ratio” means the ratio of (i) the sum of indebtedness for borrowed money, indebtedness for the deferred purchase price of property or services (excluding trade payables in the ordinary course of business; and excluding wages or other compensation payable to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business), obligations arising under acceptance facilities, and obligations as lessee under Capital Leases (in all cases) of the Company and its Restricted Subsidiaries on a consolidated basis as of the last day of each fiscal quarter for four consecutive fiscal quarters, divided by four, to (ii) consolidated earnings before interest expense, taxes, depreciation and amortization of the Company and its Restricted Subsidiaries on a consolidated basis for such period of four consecutive fiscal quarters.  For purposes of this definition only, if such clause (ii) is less than one dollar, it shall be deemed to be one dollar.”

““Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.”

““Grinberg Group” means the group consisting of Gedalio Grinberg, his spouse, each of their estates and their issue; and Efraim Grinberg, his spouse, each of their estates and their issue; and every Person (other than an individual) Controlled by any of the foregoing.”

““Lender” and “Lenders” shall have the meaning specified in the Credit Agreement.”

(l) The 2001 Note Agreement is hereby amended by amending Paragraph 10B by deleting the definitions of “Clean Down Period” and “Excess Current Debt” and by replacing the definitions of “Credit Agreement” and “Unrestricted Subsidiary” in their respective entireties as follows:

““Credit Agreement” shall mean the Credit Agreement dated as of December 15, 2005, by and among the Company, Movado Watch Company SA and MGI Luxury Group S.A., the Lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent for said Lenders, and any amendment, modification or supplement thereto, or replacement or refinancing thereof.”

““Unrestricted Subsidiary” shall mean any Foreign Subsidiary not identified on Schedule 8A and any other Foreign Subsidiary until designated as a Restricted Subsidiary in accordance with the provision of paragraph 6K, provided, however, that any Subsidiary designated as an Unrestricted Subsidiary must also be designated as such under the Company’s Credit Agreement.”

(m) The 2001 Note Agreement is hereby amended by replacing the “Authorized Officers for Prudential” contained in the Information Schedule in its entirety as follows:

Paul Meiring, Managing Director                                                                     (212) 626-2060
Paul Price, Managing Director                                                                           (973) 802-9819
Yvonne Guajardo, Vice President                                                                      (212) 626-2050
Engin Okaya, Vice President                                                                              (212) 626-2042

Address for above:
Prudential Capital Group
1114 Avenue of the Americas
New York, New York  10021
Fax: 212-626-2077”

2. Amendments to 1998 Note Agreement.                                                                                     The 1998 Purchasers and the Company hereby agree as follows:

(a) The 1998 Note Agreement is hereby amended by amending and restating Paragraph 5K(2) in its entirety as follows:

“5K(2).  The Company covenants that if at any time after the date of this Agreement any Domestic Subsidiary guarantees or provides collateral in any manner for any Indebtedness of the Company under the Credit Agreement, it will simultaneously cause such Domestic Subsidiary to guarantee or provide such collateral for the notes equally and ratably with all indebtedness guaranteed or secured by such Domestic Subsidiary for so long as such Indebtedness is guaranteed and pursuant to a guarantee substantially in the form of Exhibit D hereto, together with an opinion of counsel substantially in the form of paragraphs 1, 3 and 4 of Exhibit E-1 hereto.  Upon the execution and delivery of such guarantee, such Domestic Subsidiary shall become a Subsidiary Guarantor.”

(b) The 1998 Note Agreement is hereby amended by amending and restating Paragraph 6A in its entirety as follows:

“6A           Intentionally Omitted.”

(c) The 1998 Note Agreement is hereby amended by amending and restating Paragraph 6C in its entirety as follows:

“6C           Maintenance of Average Debt Coverage Ratio.  The Company shall not permit, as of the last day of any fiscal quarter of the Company, the Average Debt Coverage Ratio for the period of four consecutive fiscal quarters ending on such day to be greater than 3.25 to 1.0.”

(d) The 1998 Note Agreement is hereby amended by amending the flush language at the end of Paragraph 6E to read in its entirety as follows:

“provided, that at the time of such merger, consolidation, sale, transfer or disposition and after giving effect thereto there shall exist no Default or Event of Default; and provided, further, that in the case of the transactions described in clause (iv) above, (a) if such continuing, surviving or acquiring corporation is a corporation organized under the laws of Canada, the United Kingdom, Switzerland or any local governmental authority of any of the aforesaid jurisdictions, provision satisfactory to the Required Holders shall be made in respect of any tax issues arising out of such transaction and (b) the Company shall have delivered to the holders of the Notes an opinion of counsel satisfactory to the Required Holders and an Officer’s Certificate each to the effect that the foregoing provisions have been complied with.”

(e)  The 1998 Note Agreement is hereby amended by amending Paragraph 6K to delete the phrase “and the Company could not incur an additional $1 of Funded Debt pursuant to the provisions of paragraph 6C(iv)”.

(f) The 1998 Note Agreement is hereby amended by adding a new Paragraph 6L that reads in its entirety as follows:

“6L           Interest Coverage Ratio.                                                      The Company will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter or the end of any fiscal year to be less than 3.5 to 1.00.”

(g) The 1998 Note Agreement is hereby amended by amending Paragraph 7A by (i) adding the word “or” at the end of clause (xv) thereof and (ii) adding a new clause (xvi) thereof in its entirety as follows:

“(xvi) if at any time the capital stock of the Company owned by the Grinberg Group represents less than 25% of the voting power of (x) all outstanding capital stock of the Company and (y) all outstanding securities and rights that are then convertible into or exchangeable for capital stock of the Company or upon the exercise of which capital stock of the Company will be issued in respect of such securities or rights;”

(h) The 1998 Note Agreement is hereby amended by amending Paragraph 10B by adding the following definitions in their appropriate alphabetical order:

““Average Debt Coverage Ratio” means the ratio of (i) the sum of indebtedness for borrowed money, indebtedness for the deferred purchase price of property or services (excluding trade payables in the ordinary course of business; and excluding wages or other compensation payable to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business), obligations arising under acceptance facilities, and obligations as lessee under Capital Leases (in all cases) of the Company and its Restricted Subsidiaries on a consolidated basis as of the last day of each fiscal quarter for four consecutive fiscal quarters, divided by four, to (ii) consolidated earnings before interest expense, taxes, depreciation and amortization of the Company and its Restricted Subsidiaries on a consolidated basis for such period of four consecutive fiscal quarters.  For purposes of this definition only, if such clause (ii) is less than one dollar, it shall be deemed to be one dollar.”

““Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.”

““Grinberg Group” means the group consisting of Gedalio Grinberg, his spouse, each of their estates and their issue; and Efraim Grinberg, his spouse, each of their estates and their issue; and every Person (other than an individual) Controlled by any of the foregoing.”

““Lender” and “Lenders” shall have the meaning specified in the Credit Agreement.”

(i) The 1998 Note Agreement is hereby amended by amending Paragraph 10B by deleting the definitions of “Clean Down Period” and “Excess Current Debt” and by replacing the definitions of “Credit Agreement” and “Unrestricted Subsidiary” in their respective entireties as follows:

““Credit Agreement” shall mean the Credit Agreement dated as of December 15, 2005, by and among the Company, Movado Watch Company SA and MGI Luxury Group S.A., the Lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent for said Lenders, and any amendment, modification or supplement thereto, or replacement or refinancing thereof.”

““Unrestricted Subsidiary” shall mean any Foreign Subsidiary not identified on Schedule 8A and any other Foreign Subsidiary until designated as a Restricted Subsidiary in accordance with the provision of paragraph 6K, provided, however, that any Subsidiary designated as an Unrestricted Subsidiary must also be designated as such under the Company’s Credit Agreement.”

3. Representations and Warranties of the Company.   The Company hereby:

(a) Repeats (and confirms as true and correct) as of the date hereof, for the Purchasers’ benefit, each of the representations and warranties set forth in Paragraphs 8A, 8C, 8E, 8G, 8H, 8I, 8J, 8K, 8L, 8M, 8N, 8O, 8P, 8Q, 8R, 8S and 8T of each Note Agreement, and further agrees that by this reference such representations and warranties are hereby incorporated herein (as though set forth herein) in their entirety;

(b) Further represents and warrants as of the date hereof that:

(i)           no Default or Event of Default has occurred and is continuing;

(ii)           the Company and the Guarantors have the corporate or equivalent power to execute and deliver this Amendment, and to perform the provisions hereof, and this Amendment has been duly authorized by all necessary corporate or equivalent action on the part of each such Person;

(iii)           this Amendment has been duly executed and delivered by the Company and the Guarantors and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights;

(iv)           no consent, approval, authorization or order of, or filing, registration or qualification with, any court or administrative or governmental body or third party is required in connection with the execution, delivery or performance by such Person of this Amendment;

(v)           the Company has furnished Prudential with the audited consolidated and consolidating balance sheets of the Company and its Subsidiaries at January 31, 2006, January 31, 2007 and January 31, 2008 and the related consolidated and consolidating statements of income and cash flows and changes in shareholders’ equity for each of the years in the three-year period ended January 31, 2008, all reported on by PriceWaterhouseCoopers LLP.  All of such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and fairly present the consolidated financial position and the consolidated results of the operations and consolidated cash flows of the corporations described therein at the dates and for the periods shown, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or in the notes thereto stated) throughout the periods involved. None of the Company and its Subsidiaries has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are substantial and material in amount in relation to the consolidated financial condition of the Company, except as referred to or reflected or provided for in the financial statements. Since January 31, 2008, (i) there has been no change in the assets, liabilities or condition (financial or otherwise) of the Company or any of its Subsidiaries, other than changes which have not been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole and (ii) neither the business, operations, affairs nor any of the properties or assets of the Company or any of its Subsidiaries have been affected by any occurrence or development (whether or not insured against) which has been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

(vi)           Schedule 8A to this Amendment sets forth a complete and correct list as to each of the Company’s Subsidiaries as of the date hereof.

(vii)
except as described therein, Schedule 8D to this Amendment sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of January 31, 2008.  There exists no default or temporary waiver or default under the provisions of any instrument evidence such Debt or of any agreement relating thereto;

(viii)                      (A) the Company and each of its Subsidiaries has (to the extent material to the Company and its Subsidiaries taken as a whole) good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at January 31, 2008 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Paragraph 6B of the Note Agreements, and (B) all leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect;

(ix)           neither the Company nor any of its Subsidiaries (A) is listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”), or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Order (such other lists are referred to herein, collectively, as the “Other Lists”; the SDN List and the Other Lists are referred to herein, collectively, as the “Lists”), (B) has  been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders in respect thereof, (C) is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or similar prohibitions contained in the rules and regulations of OFAC or any enabling legislation or other Executive Orders in respect thereof, and (D) is failing to comply in any material way with the requirements of Executive Order No. 13224 (Sept. 23, 2001) and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders in respect thereof; and

(x)           neither the Company nor any Guarantor has any defenses, offsets or counterclaims against any of their obligations under or in respect of either Note Agreement or any Subsidiary Guarantee in respect thereof.

4. Acknowledgement and Consent of Guarantors.  Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Note Agreements, the Notes with respect thereto, each Subsidiary Guarantee and this Amendment and consents to the amendments to each Note Agreement effected pursuant to this Amendment.  Each Guarantor confirms that its Subsidiary Guarantee will continue to guarantee to the fullest extent possible the payment and performance of all guaranteed Obligations (as defined in each Subsidiary Guarantee).  Each Guarantor acknowledges and agrees that (a) its Subsidiary Guarantee shall continue in full force and effect and that its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment, and (b) (i) notwithstanding the conditions to effectiveness hereof, such Guarantor is not required by the terms of either Note Agreement, the Notes thereunder or the Subsidiary Guarantee in respect thereof to consent to the amendments to the Note Agreements effected pursuant to this Amendment, and (ii) nothing in either Note Agreement, the Notes thereunder or the Subsidiary Guarantee in respect thereof shall be deemed to require the consent of any such Guarantor to any future amendments to such Note Agreement.

5. Effectiveness of Amendment.   This Amendment shall become effective upon the date each of the following conditions thereto is satisfied:

(a)           receipt by the Purchasers of counterparts of this Amendment, executed and delivered by each of the parties hereto,

(b)	receipt by the Purchasers of:

(i)           Certified copies of the resolutions of the Board of Directors of the Company and each Guarantor, authorizing the execution and delivery of this Amendment, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;

(ii)
a certificate dated the date hereof of the Secretary or an Assistant Secretary and one other officer of the Company (together with such evidence thereof as may be reasonably requested by the Purchasers) certifying that (A) the certificate of such Person previously delivered pursuant to Paragraph 3A(iii)(a) of the respective Note Agreement continues to be true, current and correct and (B) the Certificate of Incorporation and By-laws of such Person previously delivered pursuant to Paragraph 3A(iv)(a) of the Note Agreements continue to be in full force and effect and have not been modified or amended in any respect (in each case, except as specifically set forth therein, which modifications or amendments shall be in form and substance acceptable to the Purchasers);

(iii) a corporate good standing certificate for the Company from the Secretary of State of New York dated of a recent date;

(iv)           favorable opinion of Timothy F. Michno, Esq., General Counsel of the Company, dated the date hereof, satisfactory to the Purchasers and in form and substance substantially identical to Exhibit E-1 to the Note Agreements. The Company hereby directs such counsel to deliver such opinion(s) and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion; and

(v)           such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by the Purchasers.

(c)           the representations and warranties contained in Section 2 above shall be true on and as of the date hereof, and there shall exist on the date hereof no Event of Default or Default;

(d)           the Company shall have paid Prudential Investment Management, Inc. (and Prudential Investment Management, Inc. shall have received) on the date hereof a facility fee in the amount of $50,000;

(e)           all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Purchasers, the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request;

(f)           the execution and delivery of this Amendment shall (i) not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (ii) shall not subject any Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation;

(g)           counsel for the Purchasers shall be satisfied as to all legal matters relating to this Amendment, and the Purchasers shall have received from such counsel favorable opinions as to such legal matters as they may request; and

(h)           the Company shall have made all requests, filings and registrations with, and obtained all consents and approvals from, the relevant national, state, local or foreign jurisdiction(s), or any administrative, legal or regulatory body or agency thereof, that are necessary in connection with this Amendment and any and all other documents relating hereto, and the transactions contemplated hereby.

6. Miscellaneous.

(a)           This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same agreement.

(b)           This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
MOVADO GROUP, INC.

By: /s/ John C. Burns
Name: John C. Burns
Title: VP/Treasurer

1998 Purchaser:

THE PRUDENTIAL INSURANCE COMPANY  OF AMERICA

By: /s/ Yvonne Guajardo
Vice President

2001 Purchasers:

THE PRUDENTIAL INSURANCE COMPANY  OF AMERICA

By: /s/ Yvonne Guajardo
Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Yvonne Guajardo
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE  AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By: /s/ Yvonne Guajardo
Vice President

RELIASTAR LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By: /s/ Yvonne Guajardo
Vice President

CONSENT AND ACKNOWLEDGEMENT OF GUARANTORS

MOVADO RETAIL GROUP, INC., (as successor by merger with SwissAm, Inc.)

By:________________________________
Name:______________________________
Title:_______________________________

MOVADO LLC

By:_________________________________
Name:_______________________________
Title:________________________________